UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     May 23, 2022

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

9070 S. Rita Road, Suite 1500, Tucson, Arizona	85747
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	AERG	OTCQB

Item 8.01 – Other Events

Update of Litigation Involving Gusrae, Kaplan & Nusbaum LLP and Ryan Whalen

On May 23, 2022, the New York Supreme Court granted all defendants’, including Applied Energetics’, motions to dismiss with prejudice a claim filed on September 7, 2021, by Gusrae Kaplan & Nusbaum and its then partner Ryan Whalen. The complaint was against the company, its directors, officers, attorneys and a consultant, alleging a single claim for defamation per se, based on the same conduct underlying a prior claim of libel which they had brought in federal court and then voluntarily dismissed without prejudice on August 5, 2021.

The hearing on the motion to dismiss occurred on May 23, 2022, with separate counsel representing the company and the other defendants in the action, and Judge Hagler ruled from the bench. While he noted that defendants’ arguments regarding the claim being time-barred and the court lacking personal jurisdiction over certain defendants may have merit, Judge Hagler elected not to rule on those issues as he believed it appropriate to reach the merits. As such, the judge dismissed the claim in its entirety, granting all defendants’ motions to dismiss with prejudice. The judge declined to award sanctions in this claim.

The company is still pursuing its legal malpractice claim against Gusrae Kaplan & Nusbaum and Ryan Whalen in the Southern District of New York following that court’s recent substantial denial of their motion to dismiss.

The company cannot guaranty the outcome of any litigation but expects to provide further updates on the status of the litigation as circumstances warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.

By:	/s/ Gregory J. Quarles
Gregory J. Quarles, President and
Chief Executive Officer

Date: May 26, 2022

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